EXHIBIT 99A.3
CONSOLIDATED BALANCE SHEETS                           U S WEST, Inc.
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                                          (Unaudited)
                                          September 30, December 31,
In millions                                   1999          1998
--------------------------------------    ------------  -------------
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ASSETS
Current assets:
 Cash and cash equivalents                $        55   $         49
 Accounts receivable, net                       1,785          1,743
 Inventories and supplies                         257            197
 Deferred directory costs                         273            274
 Deferred tax asset                               163            151
 Prepaid and other                                118             78
                                          ------------  -------------
   Total current assets                         2,651          2,492

Property, plant and equipment - net            15,705         14,908
Other assets - net                              2,604          1,007
                                          ------------  -------------
   Total assets                          $     20,960  $      18,407
                                          ============  =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Short-term debt                         $      3,379  $       1,277
 Accounts payable                               1,436          1,347
 Accrued expenses                               1,762          1,702
 Advance billings and deposits                    385            370
                                          ------------  -------------
   Total current liabilities                    6,962          4,696


Long-term debt                                  9,754          8,642
Postretirement and other postemployment
 benefit obligations                            2,635          2,643
Deferred taxes, credits and other               1,457          1,671

Stockholders' equity                              152            755
                                          ------------  -------------
   Total liabilities and
      stockholders' equity               $     20,960  $      18,407
                                          ============  =============
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